Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Steel Partners Holdings L.P.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated December 3, 2018, relating to the consolidated financial statements of Steel Connect, Inc. and subsidiaries appearing in Steel Connect, Inc.’s Annual Report on Form 10-K for the year ended July 31, 2018.

/s/ BDO USA, LLP

New York, New York

February 28, 2019